Exhibit 99.1

Each Paired Share is comprised of one share of common stock, par value $0.01 per share, of Extended Stay America, Inc. and one share of Class B Common Stock, par value $0.01 per share, of ESH Hospitality, Inc., which shares are paired and traded as a single unit. A Form 4 reflecting the holdings of Paired Shares by the Reporting Persons shown on this Form 4 has been concurrently filed with respect to Extended Stay America, Inc. as issuer.

Each of Centerbridge Credit Partners, L.P., Centerbridge Credit Partners TE Intermediate I, L.P., Centerbridge Credit Partners Offshore Intermediate III, L.P., Centerbridge Capital Partners AIV VI-A, L.P., Centerbridge Capital Partners AIV VI-B, L.P., Centerbridge Capital Partners Strategic AIV I, L.P. and Centerbridge Capital Partners SBS, L.P. directly held Paired Shares.

Centerbridge Credit Partners General Partner, L.P. is the general partner of Centerbridge Credit Partners, L.P. and Centerbridge Credit Partners TE Intermediate I, L.P. Centerbridge Credit Partners Offshore General Partner, L.P. is the general partner of Centerbridge Credit Partners Offshore Intermediate III, L.P. Centerbridge Credit Cayman GP Ltd. is the general partner of Centerbridge Credit Partners General Partner, L.P. and Centerbridge Credit Partners Offshore General Partner, L.P. Centerbridge Associates, L.P. is the general partner of Centerbridge Capital Partners AIV VI-A, L.P., Centerbridge Capital Partners AIV VI-B, L.P. and Centerbridge Capital Partners Strategic AIV I, L.P. Centerbridge Cayman GP Ltd. is the general partner of Centerbridge Associates, L.P. CCP SBS GP, LLC is the general partner of Centerbridge Capital Partners SBS, L.P.  Jeffrey H. Aronson and Mark T. Gallogly, the managing members of CCP SBS GP, LLC and the directors of Centerbridge Credit Cayman GP Ltd. and Centerbridge Cayman GP Ltd., share the power to vote and invest the Paired Shares and shares of voting preferred stock held by Centerbridge Credit Partners, L.P., Centerbridge Credit Partners TE Intermediate I, L.P., Centerbridge Credit Partners Offshore Intermediate III, L.P., Centerbridge Capital Partners AIV VI-A, L.P., Centerbridge Capital Partners AIV VI-B, L.P., Centerbridge Capital Partners Strategic AIV I, L.P. and Centerbridge Capital Partners SBS, L.P.  Each of the Centerbridge entities (other than the Centerbridge entities that directly hold Paired Shares to the extent of their direct holdings) and Messrs. Gallogly and Aronson may be deemed to beneficially own the Paired Shares and shares of Preferred Stock beneficially owned by such direct holders directly or indirectly controlled by it or him, but each disclaims beneficial ownership of such securities, except to the extent of such Reporting Person’s pecuniary interest therein. The filing of this statement shall not be deemed to be an admission that, for purposes of Section 16 of the Securities Exchange Act of 1934 or otherwise, the Reporting Persons are the beneficial owners of any securities reported herein.

Due to the limitations of the Securities and Exchange Commission’s EDGAR system, Centerbridge Credit Partners, L.P., Centerbridge Credit Partners TE Intermediate I, L.P., Centerbridge Credit Partners Offshore Intermediate III, L.P., Centerbridge Capital Partners AIV VI-A LP, Centerbridge Capital Partners AIV VI-B LP, Centerbridge Capital Partners Strategic AIV I, L.P. and Centerbridge Capital Partners SBS, L.P. have filed a separate Form 4.

The Reporting Persons, as selling shareholders, sold Paired Shares concurrently in (a) a secondary offering of Paired Shares by certain selling shareholders in an underwritten offering pursuant to an underwriting agreement (the “Underwriting Agreement”) and prospectus supplement, each dated April 27, 2017, and (b) a share repurchase by Extended Stay America, Inc. and ESH Hospitality, Inc. pursuant to a share repurchase agreement (the “Share Repurchase Agreement”), dated April 26, 2017.